Schedule 13 G
CUSIP No. 30734W208

EXHIBIT 1

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on this Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: February 10, 2020

SCULPTOR CAPITAL LP

By:	/s/ Thomas Sipp
Thomas Sipp
Chief Financial Officer
SCULPTOR CAPITAL HOLDING CORPORATION

By:	/s/ Thomas Sipp
Thomas Sipp
Chief Financial Officer
SCULPTOR MANAGEMENT, INC.

By:	/s/ Thomas Sipp
Thomas Sipp
Chief Financial Officer
SCULPTOR MASTER FUND LTD

By:	/s/ Thomas Sipp
Thomas Sipp
Chief Financial Officer